Exhibit 23.2

March 24, 2014

Pyramid Oil Company

Attn: Mr. Lee Christianson

2008 21st Street

Bakersfield, California 93302

Dear Lee:

Below is our consent for the references to MHA Petroleum Consultants in the Form 10-K of the Annual Report of Pyramid Oil Company.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear and to our oil and gas reserve estimates as of December 31, 2013, included in the Annual Report on Form 10-K of Pyramid Oil Company for the fiscal year ended December 31, 2013, as well as in the notes to the financial statements included therein. We also hereby consent (1) to the incorporation by reference of the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2013, into Pyramid Oil Company's filed Registration Statement on Form S-8, and (2) to the filing of our report dated February 12, 2014 as an exhibit to the Annual Report on Form 10-K of Pyramid Oil Company.

MHA PETROLEUM CONSULTANTS

Bakersfield, California

March 24, 2014

Very truly yours,

Alan A. Burzlaff, P.E.

Vice President

4700 Stockdale Hwy, Suite 110	Bakersfield, CA 93309 USA	Tele: 661-325-0038